Exhibit 99.1

One Tellabs Center 1415 West Diehl Road Naperville, IL 60563 United States

NEWS RELEASE	FOR IMMEDIATE RELEASE
June 28, 2013

Tellabs Acting CFO Tom Minichiello resigns to accept CFO post at Westell

Naperville, Ill. —Tom Minichiello, acting chief financial officer, is resigning from Tellabs effective July 12, to become chief financial officer at Westell, a global telecom equipment provider .

Minichiello, 54, had served as Tellabs’ acting CFO since May. He joined Tellabs in 2001.

Tellabs’ external search for a new chief financial officer is under way.

About Tellabs — Tellabs innovations advance smart networks and help our customers succeed. That’s why 80% of the top global communications service providers choose our mobile, optical, business and services solutions. We help them get ahead by adding revenue, reducing expenses and optimizing networks.

Tellabs (Nasdaq: TLAB) is part of the Ocean Tomo 300® Patent Index and several corporate responsibility indexes including the Maplecroft Climate Innovation Index, FTSE4Good and FTSE KLD indexes. http://www.tellabs.com

MEDIA CONTACT: George Stenitzer, +1.630.798.3800, george.stenitzer@tellabs.com

INVESTOR CONTACT: Tom Scottino, +1.630.798.3602, tom.scottino@tellabs.com

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